ARDEN REALTY LIMITED PARTNERSHIP
                  9100 Wilshire Boulevard
                       Suite 700 East
              Beverly Hills, California 90212

                       April 8, 1998


Highridge-Apollo Grand Plaza, L.P.
1970 East Grand Avenue, Suite 300
El Segundo, CA 90245
Attention:     Jack Mahoney

     Re:  Continental Grand Plaza.

Gentlemen:

     Reference is made to that certain Contribution Agreement dated March 30, 1998 and covering the Continental Grand Plaza Office Building ("Agreement"), between you and your direct and indirect constituent partners as Contributor and the undersigned as OP ("Arden") regarding the real property ("Property") and the Pre-Contribution Loan referenced therein. Capitalized terms not otherwise defined in this letter shall have the meaning ascribed to them in the Agreement.

     On or before the Closing Date, you will execute and deliver to us your demand promissory note and we will cause our line of credit lender ("Lender") to wire directly to you the amount of the Pre-Contribution Loan. If the Closing occurs, you will be responsible for the interest accrued on the Pre-Contribution Loan from the date the Pre-Contribution Loan is wired to you by Lender until the Closing occurs at our cost of the funds, and the Property will be contributed subject to the Pre-Contribution Loan as provided in the Agreement (to the extent you have not paid such interest as of the Closing, such amount will constitute a proration in favor of OP under the Agreement). If the Closing does not occur and the Agreement is terminated, you will be responsible for all of the interest and unpaid principal on the Pre-Contribution Loan, such amounts to be payable by you to the Lender upon demand by us.

     This letter may be executed in two or more counterparts, and, when so executed, will have the same force and effect as though all signatures appeared on a single document. Any signature page of this letter may be detached from any counterpart without impairing the legal effect of any signatures thereon, and may be attached to another counterpart identical in form thereto but having attached to it one or more additional signature pages. In addition to the foregoing, the parties hereto each (i) has agreed to permit the use of telecopied signatures in order to expedite the transaction contemplated by this letter, (ii) intends to be bound by its respective telecopied signature, (iii) is aware that the other party will rely on the telecopied signature, and (iv) acknowledges such reliance and waives any defenses to the enforcement of this letter and notices effecting the transaction contemplated by this letter based on the fact that a signature or notice was sent by telecopy.

     Please indicate your agreement with the foregoing by signing this letter where indicated below and returning a signed copy to the undersigned.


Very Truly Yours,

                              Arden Realty Limited Partnership
                              a Maryland limited partnership

                              By: Arden Realty, Inc.
                                  a Maryland corporation
                                  Its General Partner

                              By:/s/ Victor J. Coleman
                                 Victor J. Coleman
                                 President


Accepted and Agreed to this
30th day to April 1998


HIGHRIDGE-APOLLO GRAND PLAZA, L.P.,
a California limited partnership

By:  OLYMPIA BEND ASSOCIATES,
     a California Limited Partnership,
     Managing General Partner


     By: /s/ Steven A. Berlinger
        Name: Steven A. Berlinger
        Title: Co-Managing General Partner